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                                                                    EXHIBIT 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Unisphere Networks, Inc. Amended and Restated 1999 Stock Incentive Plan of our report dated January 14, 2002, except for Note 13, as to which the date is February 13, 2002, with respect to the consolidated financial statements of Juniper Networks, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2001, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                             /s/ ERNST & YOUNG LLP

San Francisco, California
July 2, 2002